                                                                    EXHIBIT 10.2


     AMENDED AND RESTATED MANAGEMENT SERVICES AGREEMENT (the "Agreement") dated as of October 1, 1998, among USS HOLDINGS, INC., a Delaware corporation ("USSH"), USS INTERMEDIATE HOLDCO, INC., a Delaware corporation ("USSIH"), U.S. SILICA COMPANY, a Delaware corporation ("Silica") (collectively, the "Companies", and individually a "Company"), and D. GEORGE HARRIS & ASSOCIATES, INC., a Delaware corporation ("DGHA").

     WHEREAS, USSH, USSIH, USS Acquisition, Inc., a Delaware corporation ("USSA") and DGHA have entered into a Management Services Agreement dated as of February 9, 1996 (the "Old Agreement");

     WHEREAS, USSA was merged with and into Silica on February 9, 1996.

     WHEREAS, each Company desires to continue to avail itself of DGHA's expertise and consequently has requested DGHA to continue to provide such expertise, from time to time, in rendering certain management services related to the business and affairs of such Company and its Subsidiaries and the review and analysis of certain financial and other transactions.

     WHEREAS, DGHA and the Companies agree that it is in their respective interests to enter into this Agreement whereby, for the consideration specified herein, DGHA shall provide such services to the Companies.

     WHEREAS, each Company and DGHA wish to amend in certain respects and restate the Old Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the Companies and DGHA agree as follows:

     Section 1.  Definitions.
                 -----------


            (a) Unless defined herein, capitalized terms used in this Agreement shall have the meanings ascribed to them in the Amended and Restated Stockholders Agreement dated as of the date hereof, as amended from time to time (the "Stockholders Agreement"), among USSH and the Stockholders.

            (b) The following capitalized terms used in this Agreement have the meanings ascribed to them below:

     "Actual EBITDA" shall be calculated at the end of each fiscal year,
      -------------
beginning with the fiscal year ending December 31, 1998, and shall mean the EBITDA of the Company for the twelve-month period ended on the last day of each fiscal year.

     "Budgeted EBITDA" shall be calculated at the end of each fiscal year,
      ---------------
beginning with the fiscal year ending December 31, 1998, and shall mean for each fiscal year the EBITDA set forth opposite such fiscal year on Exhibit A.

     "EBITDA" shall have the meaning ascribed to it in the Credit Agreement
      ------
dated as of July 21, 1998, as amended from time to time, among Silica and the Lenders party thereto.

     "New Acquisition" means the acquisition of a business as a going concern,
      ---------------
whether by asset acquisition, acquisition of capital stock or merger.

          (c) The use in this Agreement of the term "including" means "including, without limitation." The words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended or supplemented, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement.

          (d) The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern the interpretation of any of the terms or provisions of this Agreement.

          (e) The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require.

   Section 2.    Retention of DGHA.
                 -----------------

     The Companies retain DGHA, and DGHA accepts such retention, upon the terms and conditions set forth in this Agreement.

   Section 3.    Term.
                 ----

          (a) Subject to the provisions of Section 3(b), this Agreement shall commence on the date hereof and shall terminate on December 31, 2000 (the "Initial Term"); provided that upon the termination of the Initial Term this Agreement shall be automatically extended until terminated by USSH or DGHA by serving 9 months prior written notice upon the other..


          (b) This Agreement shall automatically terminate with respect to (i) any Company and its Subsidiaries upon a sale of such Company to a person which is not an Affiliate of such Company (whether pursuant to a merger or consolidation, a sale of capital stock or all or substantially all of its assets) and (ii) all of the Companies in the event that (A) the Majority of the Institutional Stockholders have designated the Additional Institutional Directors pursuant to Section 2(b) of the Stockholders Agreement and USSH has provided written notice to DGHA of its desire to terminate this Agreement pursuant to this clause (ii)(A) of Section 3(b) or (B) the DGHA Stockholders and their respective Affiliates cease to own 50% or more of the Securities (other than the DGHA Restricted Shares) held by them on the date hereof.

          (c) This Agreement may be terminated at the option of USSH if neither
D. George Harris nor Anthony J. Petrocelli is actively involved in the management of DGHA.

   Section 4.  Management Services.
               -------------------


          (a) DGHA shall advise the Companies concerning such management matters as relate to proposed financial transactions, acquisitions and other senior management matters related to the Companies' business, administration and policies, in each case as the Companies shall reasonably and specifically request by way of notice to DGHA, which notice shall specify the services required of DGHA and shall include all background material necessary for DGHA to complete such services. DGHA shall not be required to devote any specified amount of time to any such written request and shall be required to devote only so much time to any such written request as DGHA shall, in its reasonable discretion, deem necessary to complete such services. Such consulting services shall, in DGHA's reasonable discretion, be rendered in person or by telephone or other communication. DGHA shall (i) use its reasonable efforts to deal effectively with all subjects submitted to it hereunder and (ii) endeavor to further, by performance of its services hereunder, the policies and objectives of the Companies.

          (b) DGHA shall perform all such services as an independent contractor to the Companies. DGHA is not an employee, agent or representative of any Company and has no authority to act for or to bind any Company without its prior written consent.

          (c) This Agreement shall in no way prohibit DGHA or any partner or employee thereof from engaging in other activities, whether or not competitive with any business of the Companies.

   Section 5.  Compensation.
               ------------


          (a) As consideration for DGHA's agreement to render the management services set forth in Section 4 and as compensation for any such services rendered by DGHA, the Companies shall pay DGHA (or one or more designees thereof) an annual fee (the "Annual Fee") of $500,000, which shall be subject to the adjustments set out in Sections 5(c) and (d).

          (b) The Annual Fee shall be paid for each fiscal year in equal monthly installments, payable in arrears.

          (c) Promptly after receipt by the Compensation Committee of the annual audited financial statements of the Companies for the preceding fiscal year, the Companies shall pay DGHA, or, if the result of the following calculation is a negative number, DGHA shall pay the Companies, an amount equal to the absolute value of: (i) the aggregate amount of compensation to be paid by the Companies to DGHA with respect to the preceding fiscal year as determined in accordance with Exhibit B based on the Actual EBITDA for such fiscal year compared to the Budgeted EBITDA for such fiscal year minus (ii) the aggregate amount of compensation actually paid by the Companies to DGHA with respect to the preceding fiscal year.

     Notwithstanding the foregoing, (x) subject to the following clause (y), any amount payable by DGHA to the Companies pursuant to Section 5(c) shall be paid by deducting such amount, in equal monthly installments through the end of the year in which any such amount is determined to be payable by DGHA, from the monthly installments payable by the Companies to

DGHA pursuant to Section 5(b), and (y) for any fiscal year during which this Agreement is terminated (and not renewed) pursuant to the terms hereof, (i) the Budgeted EBITDA for such fiscal year shall be prorated from the end of the immediately preceding fiscal year through the date of termination, (ii) all amounts otherwise payable as provided above shall be prorated from the end of the immediately preceding fiscal year through the date of termination and (iii) any amount payable by the Companies to DGHA or by DGHA to the Companies, as the case may be, pursuant to Section 5(c) shall be paid by the Companies or DGHA, as the case may be, notwithstanding any such termination, promptly after the financial statements of the Companies for the period from the end of the immediately preceding fiscal year through the date of termination become available. The Companies shall promptly prepare and make available such financial statements.


          (d) In the event of (i) any New Acquisition which is approved by the Requisite Stockholders pursuant to the Stockholders Agreement, this Agreement shall automatically be amended to increase the levels of aggregate compensation provided in Exhibit B hereto in such proportions as are necessary to reflect the increase resulting from such acquisition in the Budgeted EBITDA provided in Exhibit A hereto (as similarly adjusted), as such increase in the Budgeted EBITDA was submitted to the Requisite Stockholders in connection with the approval of such acquisition and (ii) any disposition by the Companies of the stock or assets of any Company or any Subsidiary thereof, this Agreement shall automatically be amended to decrease the levels of aggregate compensation provided in Exhibit B hereto in such proportions as are necessary to reflect the decrease (based upon the average annual EBITDA contribution of the disposed assets for the last 12 fiscal quarters immediately preceding such disposition) resulting from such disposition in the Budgeted EBITDA provided in Exhibit A hereto (as similarly adjusted).

          (e) All accounting determinations under this Agreement will be made in accordance with generally accepted accounting principles, consistently applied, as reasonably approved by the Compensation Committee. In the event of any dispute between the parties relating to any accounting determination or calculation hereunder, such dispute will be resolved by the Companies' independent accountants, whose written determination shall be final and binding on the parties hereto.

          (f) The Companies shall reimburse DGHA for all reasonable out-of-pocket travel and entertainment expenses incurred by DGHA in connection with the rendering of management services pursuant to this Agreement, provided that in any one year no more than $100,000 of such expenses not charged against a completed transaction shall be reimbursed.

   Section 6.  Loans.
               -----

          (a) At the request of DGHA, Silica shall provide to DGHA one or more interest-free loans of not more than $1 million in the aggregate per calendar year, throughout the term of this Agreement (the "Loans").

          (b) The Loans shall mature and be payable as of the date of the consummation of an IRR Event.

          (c) The Loans shall be guaranteed by the persons listed on Schedule 1 attached hereto (the "Guarantors") and in proportion with the percentages listed opposite such Guarantors' names on Schedule 1, which guarantees shall be several but not joint obligations of the Guarantor. A form of such guarantees is attached hereto as Exhibit C.

     Section 7.  Acquisition Fee.
                 ---------------

     Within 30 days after the closing of any New Acquisition, USSH shall pay to DGHA an acquisition fee equal to 1% (one percent) of the total purchase price, plus all third party indebtedness for borrowed money assumed by any Company or any Subsidiary of any Company, paid or payable, or otherwise to be distributed, directly or indirectly, by any Company or any Subsidiary of any Company in connection with such New Acquisition.

     Section 8.  Notices.
                 -------

     All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed sufficient if personally delivered, sent by nationally-recognized overnight courier, by facsimile, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

     if to DGHA, to:


               D. George Harris & Associates, Inc.
               399 Park Avenue
               32nd Floor
               New York, New York 10022
               Attention:  Anthony J. Petrocelli
               Telecopier: (212) 207-6450
               Telephone:  (212) 207-6405

     if to the Companies:


               USS Holdings, Inc.
               c/o U.S. Silica Company
               P.O. Box 187
               Berkeley Springs, WV  25411
               Attention:  President
               Telecopier:  (304) 258-3500
               Telephone:   (304) 258-2500
     with a copy to:


               Chase Venture Capital Associates, L.P.
               c/o Chase Capital Partners
               380 Madison Avenue
               12th Floor
               New York, NY  10017-2070
               Attention:    Timothy J. Walsh
               Telecopier:  (212) 622-3755
               Telephone:  (212) 622-3054

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent,
(c) in the case of facsimile transmission, when received, and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

     Section 9.  Benefits of Agreement.
                 ---------------------

     This Agreement shall bind and inure to the benefit of any successors to or assigns of DGHA and the Companies; provided, however, that this Agreement may not be assigned by any party hereto without the prior written consent of the other parties. The obligations of the Companies hereunder shall be joint and several.

     Section 10.  Governing Law.
                  -------------

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York (without giving effect to principles of conflicts of laws).

     Section 11.  Entire Agreement; Amendments.
                  ----------------------------

     This Agreement contains the entire understanding of the parties with respect to its subject matter, and neither it nor any part of it may in any way be altered, amended, extended, waived, discharged or terminated except by a written agreement signed by each of the parties hereto.

     Section 12.  Counterparts.
                  ------------

     This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     Section 13.  Waivers.
                  -------

     Any party to this Agreement may, by written notice to the other parties, waive any provision of this Agreement. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.


                             *    *    *    *    *

          IN WITNESS WHEREOF, the parties have duly executed this Management Services Agreement as of the date first above written.

                              USS HOLDINGS, INC.


                              By:  /s/
                                 ------------------------
                                Name:
                                Title:


                              USS INTERMEDIATE HOLDCO, INC.


                              By:  /s/
                                 ------------------------
                                Name:
                                Title:


                              U.S. SILICA COMPANY


                              By:  /s/ Richard E. Goodell
                                 ------------------------
                                Name:
                                Title:


                              D. GEORGE HARRIS & ASSOCIATES, INC.


                              By:   /s/
                                 ------------------------
                                Name:
                                Title:

                                                                       EXHIBIT A
                                                                       ---------



Fiscal Year                                                              EBITDA
-----------                                                              ------

 Fiscal Year Ending December 31, 1998                                   $30,986
 Fiscal Year Ending December 31, 1999                                    33,222
 Fiscal Year Ending December 31, 2000                                    35,607

                                                                       EXHIBIT B
                                                                       ---------

                                                                       Aggregate
     For any fiscal year                                            Compensation
     -------------------                                            ------------

Actual EBITDA equal to or greater
  than 118% of Budgeted EBITDA                                          $804,570

Actual EBITDA equal to or greater
  than 116% of Budgeted EBITDA but less
  than 118% of Budgeted EBITDA                                          $777,751

Actual EBITDA equal to or greater
  than 114% of Budgeted EBITDA but less
  than 116% of Budgeted EBITDA                                          $750,932

Actual EBITDA equal to or greater
  than 112% of Budgeted EBITDA but less
  than 114% of Budgeted EBITDA                                          $724,113

Actual EBITDA equal to or greater
  than 110% of Budgeted EBITDA but less
  than 112% of Budgeted EBITDA                                          $697,294

Actual EBITDA equal to or greater
  than 108% of Budgeted EBITDA but less
  than 110% of Budgeted EBITDA                                          $670,475

Actual EBITDA equal to or greater
  than 106% of Budgeted EBITDA but less
  than 108% of Budgeted EBITDA                                          $643,656

Actual EBITDA equal to or greater
  than 104% of Budgeted EBITDA but less
  than 106% of Budgeted EBITDA                                          $616,837

Actual EBITDA equal to or greater
  than 102% of Budgeted EBITDA but less
  than 104% of Budgeted EBITDA                                          $590,018

Actual EBITDA equal to or greater
  than 100% of Budgeted EBITDA but less
  than 102% of Budgeted EBITDA                                          $563,199

                                                                      Aggregate
     For any fiscal year                                           Compensation
     -------------------                                           ------------

Actual EBITDA equal to or greater
  than 98% of Budgeted EBITDA but less
  than 100% of Budgeted EBITDA                                         $536,380

Actual EBITDA equal to or greater
  than 96% of Budgeted EBITDA but less
  than 98% of Budgeted EBITDA                                          $509,561

Actual EBITDA equal to or greater
  than 94% of Budgeted EBITDA but less
  than 96% of Budgeted EBITDA                                          $482,742

Actual EBITDA equal to or greater
  than 92% of Budgeted EBITDA but less
  than 94% of Budgeted EBITDA                                          $455,923

Actual EBITDA equal to or greater
  than 90% of Budgeted EBITDA but less
  than 92% of Budgeted EBITDA                                          $429,104

Actual EBITDA equal to or greater
  than 88% of Budgeted EBITDA but less
  than 90% of Budgeted EBITDA                                          $402,285

Actual EBITDA equal to or greater
  than 86% of Budgeted EBITDA but less
  than 88% of Budgeted EBITDA                                          $375,466

Actual EBITDA equal to or greater
  than 84% of Budgeted EBITDA but less
  than 86% of Budgeted EBITDA                                          $348,647

Actual EBITDA equal to or greater
  than 82% of Budgeted EBITDA but less
  than 84% of Budgeted EBITDA                                          $321,828

Actual EBITDA equal to or greater
  than 80% of Budgeted EBITDA but less
  than 82% of Budgeted EBITDA                                          $295,009

Actual EBITDA less than 80% of
  Budgeted EBITDA                                                      $268,190